         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES
                                       -----------------------------------------------------------------------------------------
                                                                                                     FISCAL
                                              FISCAL          FISCAL            FISCAL                YEAR            FISCAL
                                              YEAR            YEAR              YEAR               (9 MONTHS)          YEAR
                                              ENDING          ENDING            ENDING               ENDING           ENDING
                                             MARCH 31,       MARCH 31,         MARCH 31,           DECEMBER 31,     DECEMBER 31,
                                               1995            1996              1997                 1997              1998
             EARNINGS                        AUDITED         AUDITED           AUDITED               AUDITED         UNAUDITED
             --------                  -----------------------------------------------------------------------------------------
   PRETAX INCOME (LOSS) FROM                  $(27,476,720)    $(12,241,033)     $(9,403,173)     $(15,042,122)    $(1,938,063)
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS      $    237,320     $    237,343      $   237,343      $    178,007     $   237,343

         INTEREST EXPENSE                     $ 16,136,755     $ 17,021,764      $17,162,132      $ 13,156,711     $15,642,420

LESS INTEREST CAPITALIZED DURING PERIOD       $     (1,138)    $          0      $         0                       $         0

NET AMORTIZATION OF DEBT ISSUANCE             $    978,007     $    978,012      $   978,002      $    733,509     $ 1,008,209

         INTEREST PORTION
        OF RENTAL EXPENSE                     $          0     $          0      $         0      $          0     $         0

             EARNINGS                         $(10,125,776)    $  5,996,086      $ 8,974,304      $   (973,895)    $14,949,909
                                              ------------     ------------      -----------      ------------     -----------

          FIXED CHARGES
         INTEREST EXPENSE                     $ 16,136,755     $ 17,021,764      $17,162,132      $ 13,156,711     $15,642,420



NET AMORTIZATION OF DEBT ISSUANCE             $    978,007     $    978,012      $   978,002      $    733,502     $ 1,008,209

         INTEREST PORTION
        OF RENTAL EXPENSE                     $          0     $          0      $         0      $          0     $         0
                                              ------------     ------------      -----------      ------------     -----------
       TOTAL FIXED CHARGES                    $ 17,114,762     $ 17,999,776      $18,140,134      $ 13,890,213     $16,650,290

RATIO OF EARNINGS TO FIXED                    $(27,240,538)    $(12,003,690)     $(9,165,830)     $(14,864,107)    $(1,700,720)
  CHARGES(1)                                  ------------     -------------     -----------      ------------     -----------

(1) Earnings were insufficient to cover fixed charges by the amount set forth.


                                      1


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

         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES
                                              -----------------
                                                  PRO FORMA
                                                   FISCAL
                                                    YEAR
                                                    ENDING
                                                  DECEMBER 31,
             EARNINGS                                1998
             --------                         -----------------
   PRETAX INCOME (LOSS) FROM                      $ 8,791,285
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS          $   237,343

         INTEREST EXPENSE                         $11,057,341

LESS INTEREST CAPITALIZED DURING PERIOD

NET AMORTIZATION OF DEBT ISSUANCE                 $   166,667

         INTEREST PORTION
        OF RENTAL EXPENSE

             EARNINGS                             $20,252,636
                                                  -----------

          FIXED CHARGES
         INTEREST EXPENSE                         $11,057,341



NET AMORTIZATION OF DEBT ISSUANCE                 $   166,667

         INTEREST PORTION
        OF RENTAL EXPENSE                         $         0
                                                  -----------
       TOTAL FIXED CHARGES                        $11,224,008


RATIO OF EARNINGS TO FIXED CHARGES                   1.8
                                                     ---
                                                     TO 1
                                              -----------------


(1) Earnings were insufficient to cover fixed charges by the amount set forth.


                                       2





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